UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

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LOCORR SPECTRUM INCOME FUND
A SERIES OF LOCORR INVESTMENT TRUST
687 EXCELSIOR BOULEVARD
EXCELSIOR, MN 55331

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 23, 2020

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the LoCorr Spectrum Income Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details a new sub-adviser to the Fund. Specifically, effective September 30, 2020, Bramshill Investments, LLC (“Bramshill”), the parent company of Trust and Fiduciary Income Partners, LLC (“TFIP”), replaced TFIP as sub-adviser to the Fund. the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Bramshill and LoCorr Fund Management, LLC (the “Adviser”), the investment adviser to the Fund.

The Adviser and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits the Adviser to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at www.locorrfunds.com/literature.htm until at least 90 days from the date of this Notice and the Information Statement. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at LoCorr Spectrum Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-523-8637 by December 31, 2020. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

LOCORR SPECTRUM INCOME FUND
A SERIES OF LOCORR INVESTMENT TRUST
687 EXCELSIOR BOULEVARD
EXCELSIOR, MN 55331

INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about October 23, 2020 to shareholders of record as of September 30, 2020 (the “Record Date”). The Information Statement is being provided to shareholders of the LoCorr Spectrum Income Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 687 Excelsior Boulevard, Excelsior, MN 55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016. The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANK GLOBAL FUND SERVICES, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

BACKGROUND

Trust & Fiduciary Income Partners, LLC (“TFIP”) has served as the sub-adviser to the LoCorr Spectrum Income Fund (the “Fund”). Effective September 30, 2020, Bramshill Investments, LLC, the parent company of TFIP, replaced TFIP as sub-adviser to the Fund. At a meeting of the Board of Trustees held on August 24, 2020, the Board approved Bramshill Investments, LLC to serve as the sub-adviser to the Fund.

THE MANAGEMENT AGREEMENT

Management Agreement

Pursuant to a management agreement dated October 18, 2018, between the Trust, with respect to the Fund, and the Adviser, the Adviser serves as the investment adviser to the Fund (the “Management Agreement”). The Management Agreement was most recently approved by the Board of Trustees at a meeting held on May 25, 2020. The Management Agreement shall continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement. The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund. The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 1.30% of the Fund’s average daily net assets. The Adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund until at least April 30, 2021, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) will not exceed 1.80% of the Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund within the three years following the date on which the fee waiver or expense reimbursement occurred, if such recoupment can be achieved within the foregoing expense limit.

For the fiscal years ended December 31, the Fund paid the following management fees to the Adviser.

	Management Fees
	Accrued	Waived	Recouped	Total Paid
2019	$963,419	$0	$0	$963,419
2018	$1,071,778	$0	$0	$1,071,778
2017	$1,403,519	$0	$39,116	$1,442,636

INFORMATION ABOUT LOCORR FUND MANAGEMENT, LLC

LoCorr Fund Management, LLC is an SEC-registered investment adviser with principal offices located at 687 Excelsior Boulevard, Excelsior, MN 55331. The Adviser was established in 2010 for the purpose of advising the funds within the Trust and has no other clients. As of September 30, 2020, it had approximately $1.9 billion in assets under management. Kevin M. Kinzie is deemed to indirectly control the Adviser by virtue of his ownership of more than 25% of the Adviser's parent company’s membership interests. Jon C. Essen is an affiliated person of the Trust because he is a Trustee and officer. Mr. Essen is also an affiliated person of the Adviser because he is an officer of the Adviser. Kevin M. Kinzie is an affiliated person of the Trust because he is a Trustee and officer and because he indirectly controls the Funds through his control of the Adviser, which in turn controls the Funds. Mr. Kinzie is also an affiliated person of the Adviser because he is an officer of the Adviser and indirectly controls the Adviser. Subject to the supervision and direction of the Trustees, the Adviser manages the Funds’ securities and investments in accordance with the Fund’s stated investment objectives and policies, makes investment decisions and places orders to purchase and sell securities on behalf of the Fund.

The following table provides information about the principal executive officers and directors of the Adviser:

Name and Address*	Title and Principal Occupation
Kevin Kinzie	Chief Executive Officer
Jon Essen	Chief Financial Officer
Brian Hull	Chief Compliance Officer
Jackie Boie	Controller
Sean Katof	Senior Vice President, Director of Product Development, Portfolio Manager
*The address of each officer and director is that of the Adviser, listed above.

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At a telephonic meeting of the Board of Trustees held August 24, 2020 (the “Meeting”), the Board of Trustees approved Bramshill Investments, LLC (“Bramshill”) to serve as the sub-adviser to the Fund. At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the sub-advisory agreement between the Adviser and Bramshill on behalf of the Fund (the “Sub-Advisory Agreement”), as well as the Board of Trustees’ legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Bramshill Investments, LLC

Nature, Extent and Quality of Services Provided by Bramshill to the Fund:

The Trustees considered the nature, extent and quality of services provided or to be provided by Bramshill for the income strategies for the Fund, noting that there would be no changes. Counsel and a representative of the Adviser reviewed the responsibilities of TFIP’s investment personnel. The Board noted that TFIP provides quantitative research, security selection and trade execution for the income portion of the Fund’s as well as compliance services and procedures. Counsel further noted that TFIP had already been operating under the Bramshill compliance policies and procedures and thus there would be no changes in the compliance services provided by Bramshill to the Fund.

The Trustees noted that Bramshill has not reported any material compliance issues in the past 36 months. Counsel also indicated that Bramshill did not have any recent regulatory examinations or material litigation issues in the past 36 months. The Trustees concluded that, based on Bramshill’s experienced personnel and fixed income expertise, Bramshill has adequate investment resources available to provide subadvisory services to the Fund. The Trustees concluded that Bramshill was well-suited to provide the services as sub-adviser to the Fund.

Investment Performance of Bramshill:

Counsel then directed the Trustees attention to the investment performance information for Bramshill with respect to the Fund. The Trustees noted that performance was negative, lagging the Fund’s benchmark and the sub-adviser’s selected benchmark for the one-year period and was slightly better than the overall Fund. A representative of the Adviser reviewed the subadviser’s performance and stated that the Adviser was overall satisfied with the performance of the subadviser but would continue to monitor and evaluate its performance. After a discussion, the Trustees agreed that performance was not unreasonable.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:

The Trustees discussed the costs of services provided and to be provided by Bramshill to the Fund. The Trustees noted that Bramshill was expected to be profitable with respect to the Fund. Counsel directed the Trustees’ attention to the materials for Bramshill which indicated that Bramshill’s sub-advisory fee was favorable in comparison to fees it charges to other clients. The Trustees concluded that the sub-advisory fee to be paid to Bramshill by the Adviser were reasonable in light of the services to be provided under the sub-advisory agreement.

Conclusions: Having requested and received such information from Bramshill as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board of Trustees at the Meeting for an initial term of two years to commence on the date on which the Adviser allocates Fund assets to the sub-adviser for management. Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party. The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the sub-adviser, and (ii) by the sub-adviser upon 60 days’ written notice. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreement provides that Bramshill, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to the sub-adviser as described in the Fund’s prospectus. The sub-adviser, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to Bramshill. The sub-adviser also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate the sub-adviser at an incremental rate based on the Fund’s average daily net assets allocated to the sub-adviser by the Adviser, payable monthly. The Adviser compensates the sub-advisers from the management fees that it receives from the Fund. Bramshill generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT BRAMSHILL INVESTMENTS, LLC

Bramshill is an SEC-registered investment adviser with principal offices located at 411 Hackensack Avenue, 9th Floor, Hackensack, New Jersey 07601. Bramshill was established in 2012 and is an alternative asset management firm specializing in investment opportunities across the fixed income universe in sectors such as corporate bonds, preferred securities, municipal bonds, structured credit and credit-themed equities. As of September 30, 2020, Bramshill had approximately $3.2 billion in assets under management.

The following table provides information on the principal executive officers and directors of Bramshill:

Name and Address	Title and Principal Occupation
Art R. DeGaetano	Chief Investment Officer, Founder
Stephen C. Selver	Chief Executive Officer, Member
Kevin W. Jester	Chief Operations Officer
William V. Nieporte	Chief Compliance Officer, Senior Managing Member, Co-Founder
*The address of each officer and director is that of the sub-adviser, listed above.

Portfolio Managers

Steven C. Carhart, CFA, Co-Portfolio Manager. Mr. Carhart has been with the sub-adviser since its founding in 2016. He has been an investment manager since 1987. His previous experience includes President and Chief Investment Officer of Trust & Fiduciary Management Services, Inc. from 1999 to 2016, management of institutional portfolios at the Northern Trust Company from 1987 to 1991; portfolio manager of the Baker Fentress closed-end fund from 1991 through 1996; and management of the Pioneer Mid Cap fund from 1996 to 1999. Mr. Carhart holds an SB in Electrical Engineering from the Massachusetts Institute of Technology and an SM from the Sloan School of Management at MIT. He is also a CFA® Charterholder.

Art DeGaetano, Co-Portfolio Manager. Mr. DeGaetano has been with the sub-adviser since its founding in 2016. Prior to TFIP, Mr. DeGaetano was Principal of Bramshill Investments from 2012 to 2016. Prior to Bramshill Investments, Mr. DeGaetano was a Senior Portfolio Manager at GLG Partners from 2007 to 2012. Prior to GLG Partners, he traded at RBS Greenwich Capital where he was a Managing Director and Head of Credit Trading for two years. Prior to RBS, he traded for 12 years for Bear Stearns and was a Senior Managing Director and Head Trader on the high yield desk. Mr. DeGaetano has a B.A. from Colgate University. Mr. DeGaetano has been the primary portfolio manager for the Bramshill Income Performance strategy since its inception.

ADDITIONAL INFORMATION ABOUT
LOCORR SPECTRUM INCOME FUND

ADMINISTRATOR

U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 111 East Kilbourn Avenue, Suite 2200, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund. For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of September 30, 2020, the total shares outstanding of each Class of the Fund were:

Share Class	Shares Outstanding
Class A	2,455,713.463
Class C	2,295,745.267
Class I	3,689,356.129

In addition, as of September 30, 2020, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Spectrum Income Fund - Class A

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	29.96%	Schwab Holdings, Inc.	DE	Record
National Financial Services 499 Washington Blvd., FL 4th Jersey City, NJ 07310-1995	20.90%	Fidelity Brokerage Company	DE	Record
Pershing LLC 1 Pershing Plaza, FL 14 Jersey City, NJ 07399-0002	14.41%	The Bank of New York Mellon Corporation	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 4707 Executive Drive San Diego, CA 92121-3091	12.87%	LPL Financial Holdings Inc.	DE	Record

Spectrum Income Fund - Class C

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
National Financial Services 499 Washington Blvd., FL 4th Jersey City, NJ 07310-1995	33.56%	Fidelity Brokerage Company	DE	Record
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	26.27%	Schwab Holdings, Inc.	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 4707 Executive Drive San Diego, CA 92121-3091	19.15%	LPL Financial Holdings Inc.	DE	Record
Pershing LLC 1 Pershing Plaza, FL 14 Jersey City, NJ 07399-0002	7.24%	The Bank of New York Mellon Corporation	DE	Record

Spectrum Income Fund - Class I

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 4707 Executive Drive San Diego, CA 92121-3091	35.76%	LPL Financial Holdings Inc.	DE	Record
National Financial Services 499 Washington Blvd., FL 4th Jersey City, NJ 07310-1995	18.26%	Fidelity Brokerage Company	DE	Record
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	13.67%	Schwab Holdings, Inc.	DE	Record
Pershing LLC 1 Pershing Plaza, FL 14 Jersey City, NJ 07399-0002	12.26%	The Bank of New York Mellon Corporation	DE	Record
Band & Co. c/o U.S. Bank NA 1555 N. Rivercenter Dr., Suite 302 Milwaukee, WI 53212-3958	5.25%	NA	NA	Record

As of December 31, 2019, the Board members and officers of the Trust beneficially owned the following amounts of the Fund’s shares, which was less than 1% of the outstanding shares of the Fund:

Name of Trustee	Dollar Range of Equity Securities Owned in Spectrum Income Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,001 - $50,000	Over $100,000
Kevin M. Kinzie	Over $100,000	Over $100,000
Gary Jarrett	None	None
Mark A. Thompson	None	Over $100,000
Ronald A. Tschetter	None	Over $100,000

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders. Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201 or by calling 1‑855-523-8637. Such copies will be delivered promptly upon request. Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.